EXHIBIT 10.22

                                                           EXECUTION COPY

CERTAIN CONFIDENTIAL INFORMATION IN THE FOLLOWING EXHIBIT HAS BEEN OMITTED. THE CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION.

                          DEVELOPMENT AGREEMENT


     THIS DEVELOPMENT/AGREEMENT (this "Agreement") is made and entered into this 12th day of July, 1996, by and between The Institute for Transfusion Medicine, a non-profit Pennsylvania corporation ("ITxM") and Global Med Technologies, Inc., a Colorado corporation doing business as Wyndgate Technologies ("Wyndgate").

                                RECITALS:

     ITxM has developed and is the owner of a proprietary Patient Transfusion Service software system (the "PTS Software") and related documentation. Wyndgate is engaged in the development of commercial software products for use in the blood banking industry. Subject to the terms and conditions of this Agreement, ITxM has agreed to provide the PTS Software and related documentation to Wyndgate in order to facilitate the rapid application development of a commercial central transfusion services software system (the "Commercial CTS Software") capable of distribution by Wyndgate to third party end users including ITxM. Wyndgate has agreed to provide such development programming services in accordance with design and functionality specifications to be approved by ITxM and to assume responsibility with respect to the commercial development, maintenance, support and regulatory compliance of the Commercial CTS Software.

     NOW, THEREFORE, the parties intending to be legally bound, do hereby agree as follows:

SECTION 1.  RECITALS
            --------

     The recitals set forth above are hereby incorporated into this Agreement.

SECTION 2.  DEFINITIONS
            -----------

     Capitalized terms used herein and not otherwise defined shall have the following meanings:

     "AFFILIATE" shall mean. with respect to ITxM, [CONFIDENTIAL INFORMATION OMITTED] any entity which directly or indirectly controls or is controlled by, or is under common control with, ITxM. As used in This definition, the term "control" shall mean, with respect to any entity, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

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     "AGREEMENT" shall collectively mean this Development Agreement and the appendixes and exhibits thereto, as amended from time to time by agreement of the parties.

     "CODE" shall mean computer programming code, including object code and source code as well as associated procedural code.

     "COMMERCIAL CTS SOFTWARE" shall mean the central transfusion software Code to be developed by Wyndgate which Code may incorporate the PTS Software or be a Derivative Work thereof.

     "DELIVERABLE" shall mean the Commercial CTS Software, Documentation and all other materials developed and delivered to ITxM under this Agreement.

     "DESIGN SPECIFICATIONS" shall mean a written description of the software functionality, data relationships, including screen designs and screens, reports, processing functions, relationships between functions, screens and software modules, program data files and similar items together with an overall system flow diagram. Such design specifications shall provide an assessment of the complexity of development as high, medium or low and for each high or medium complexity function shall include a flow diagram. The Design Specifications will include the identification of critical items to be part of beta testing pursuant to Section 3.4 hereof.

     "DERIVATIVE WORK" shall mean a work that is based on one or more preexisting works, or any part thereof, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works or any part thereof may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement or other infringement of the propriety rights of the owner therein. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

     "DEVELOPMENT SCHEDULE" shall mean the schedule for completion of the development services related to the Commercial CTS Software and each other Deliverable hereunder as set forth on Exhibit D attached hereto.

     "DEVELOPMENT TOOL(S)" shall mean any device, programming, documentation, media, and other materials, including compilers, workbenches, programming tools, and higher-level or proprietary

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languages used or required for the development, maintenance, or implementation of the Commercial CTS Software.

     "DOCUMENTATION" shall mean all textual material relating to the Commercial CTS Software, including flow charts, operating instructions, and related technical information thereto that generally relate to the Commercial CTS Software. Documentation shall also include customary end-user materials, such as user manuals.

     "FUNCTIONAL SPECIFICATIONS" shall mean written description of the software functionality, the data relationships, preliminary screen designs and relationships between functions, screens and software modules.

     "UPGRADES" shall mean changes or additions (other than Maintenance Modifications), including all new releases, made by Wyndgate to the Commercial CTS Software that add significant new functions or substantially improve the performance of the Commercial CTS Software by changes in system design or coding and related Documentation.

     "LICENSE FEE REVENUES" shall mean all license fees or equivalent revenue sources accruing to Wyndgate with respect to the transfer, sale, license or other distribution of the Commercial CTS Software or other Products of Wyndgate developed hereunder.

     "LIVE OPERATION" shall mean the use in actual operation of the Commercial CTS Software.

     "MAINTENANCE MODIFICATIONS" shall mean modifications or revisions to the Commercial CTS Software or Documentation by Wyndgate, other than Upgrades, including both the source code and object code thereto, that correct Program/Documentation Errors, support new releases of the operating systems with which the Commercial CTS Software is designed to operate or provide other updates and corrections.

     "PRODUCT(S)" shall mean any product offered by Wyndgate that includes the Commercial CTS Software, PTS Software, PTS Documentation, or a Derivative Work of any or all of the foregoing. For purposes hereof, Product(s) shall not be deemed to include Wyndgate's SAFETRACE(TM) or EDEN-OA(R) Code or any portion thereof.

     "PROGRAM/DOCUMENTATION ERROR" shall mean any error, problem, or defect caused by or resulting from (1) an incorrect

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functioning of the Commercial CTS Software or (2) an incorrect or incomplete statement or diagram in Documentation, if such error, problem, or defect renders the Commercial CTS Software inoperable, causes the Commercial CTS Software to fail to meet the Specifications thereof, causes Documentation to be inaccurate or incomplete in any material respect, causes incorrect results, or causes incorrect functions to occur when any such materials are used for their intended purposes.

     "PROTOTYPE" shall mean a prototype version of the Commercial CTS Software Code which demonstrates compliance with the Functional
Specifications provided, that, the final graphical user interface, reports or batch programs need not be included in such prototype.

     "PTS DOCUMENTATION" shall mean user manuals and other written materials provided and licensed under this Agreement that relate to the PTS Software, including materials useful for design (for example, logic manuals, flow charts, and principles of operation), as more fully described on Exhibit B attached hereto.

     "PTS SOFTWARE" shall mean the patient transfusion services software Code provided and licensed under this Agreement by ITxM as more fully described in Exhibit A attached hereto.

     "SPECIFICATIONS" OR "PROJECT SPECIFICATIONS" shall mean Functional Specifications, Design Specifications and any and all other technical specifications including a detailed project plan defining the project milestones and project completion timetable relating to the Commercial CTS Software to be developed in accordance with the terms hereof.

SECTION 3 ITXM OBLIGATIONS
          ----------------

     3.1 GRANT OF DEVELOPMENT LICENSE. ITxM hereby grants to Wyndgate, and Wyndgate hereby accepts an exclusive developmental license to use, test and evaluate the PTS Software and PTS Documentation in connection with the design, development and manufacture of the Commercial CTS Software including the right to create Derivative Works therefrom and to copy, merge, or incorporate the PTS Software and PTS Documentation into other Code or Products of Wyndgate. Such license shall terminate or convert to a non-exclusive license upon a breach or termination of this Agreement in accordance with the provisions of Section 11 hereof.

     3.2 DELIVERY OF PTS SOFTWARE AND PTS DOCUMENTATION. Within ten (10) days of the execution of this Agreement, ITxM shall

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deliver to Wyndgate copies of the PTS Software and PTS Documentation.

     3.3 TECHNICAL ASSISTANCE AND SUPPORT. ITxM shall make its personnel available to provide technical assistance and support with respect to the development activities of Wyndgate related to the Commercial CTS Software. ITxM shall identify a designated representative as reflected on Exhibit E attached hereto to represent ITxM in connection with the performance of its obligations under this Agreement. ITxM shall mutually define with Wyndgate
(a) the functional, technical and design specifications for the Commercial CTS Software, (b) completion criteria for the development activities related to the Commercial CTS Software, and (c) acceptance and testing criteria for the Commercial CTS Software. It is acknowledged that ITxM shall have the right to approve the functional, technical and design specifications with respect to the version of the Commercial CTS Software to be licensed to ITxM provided that nothing contained herein shall restrict or limit Wyndgate's development activities with respect to other features or Upgrades to be incorporated into other Products of Wyndgate.

     3.4 BETA TEST SITE. ITxM shall serve as a beta test site for the Commercial CTS Software and shall participate jointly with Wyndgate in the beta testing of the Commercial CTS Software in accordance with installation and testing procedures to be mutually agreed upon.

     3.5 PERSONNEL COSTS. [CONFIDENTIAL INFORMATION OMITTED]

     3.6 DATA CONVERSION AND VALIDATION. ITxM shall be responsible for data conversion and validation testing of the Commercial CTS Software

SECTION 4  WYNDGATE OBLIGATIONS
           --------------------

     4.1 EVALUATION OF PTS SOFTWARE. Wyndgate shall be responsible for the evaluation of the PTS Software and PTS Documentation to determine its suitability for use in the design and/or development of the Commercial CTS Software and Products. Wyndgate shall not be required to use any portion of the PTS Software or PTS Documentation as long as the Commercial CTS Software to be developed hereunder provides the same or similar

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functionality as now exists in the PTS Software and ITxM otherwise approves the Functional and Design Specifications in accordance with Section 4.2 hereof.

     4.2 DEVELOPMENT OBLIGATIONS. Wyndgate shall develop functional and technical requirements for the Commercial CTS Software and shall prepare Design Specifications for the development of the Commercial CTS Software. Such Specifications shall be submitted to ITXM for approval which approval shall not be unreasonably withheld. Upon approval of the Specifications, Wyndgate shall begin the development and programming of the Commercial CTS Software in conformance with such Specifications. In connection with such development activities, Wyndgate hereby assumes all responsibility for the following:

     a) The selection of the Code and Development Tools to achieve Wyndgate's intended purposes);

     b)   The results obtained therefrom;

     c) Testing and determining the adequacy and marketability of the Commercial CTS Software or other Products;

     d) Providing assistance to ITxM in connection with implementation, training, and data conversion with respect to the Commercial CTS Software installed on ITxM's designated environment, and

     e) Liability to end-users for any authorized or unauthorized use of the Commercial CTS Software or other Products by end-users.

     4.3 REGULATORY COMPLIANCE. Wyndgate shall be solely responsible for compliance with all governmental and relevant trade organization regulations and accreditation standards relating to the development, manufacture, design, operation and distribution of the Commercial CTS Software including medical device regulations promulgated by the U.S. Food and Drug Administration (UFDA.) To the extent required by the FDA, Wyndgate shall be responsible for the submission and active pursuit of premarket notification (510(k)) with respect to the Commercial CTS Software and any other Products of Wyndgate covered by this Agreement; provided however that Wyndgate covenants and agrees to perform its design and development activities hereunder in strict compliance with all applicable standards so as to be in a position to submit a 510(k) filing to the FDA and actively pursue premarket approval.

                                   -6-

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     4.4 CORRECTION OF PROGRAM/DOCUMENTATION ERRORS. Wyndgate and ITxM
shall promptly agree to a mutually acceptable time frame for correction by Wyndgate of all Program/Documentation Errors identified in the Commercial CTS Software during beta site testing. Testing and correction of Program/Documentation Errors shall not be deemed completed until compliance of the Commercial CTS Software with the Specifications hereof has been demonstrated in accordance with acceptance test procedures to be agreed upon.

     4.5 DEVELOPMENT SCHEDULE. Wyndgate shall perform its development services and cause the Commercial CTS Software and each other Deliverable to be created and delivered to ITxM in accordance with the Development Schedule. Wyndgate agrees to notify ITxM promptly of any factor, occurrence or event coming to its attention that may affect Wyndgate's ability to meet the development obligations hereunder or that is likely to cause any material delay in the Development Schedule.

     4.6  COST OF DEVELOPMENT.  [CONFIDENTIAL INFORMATION OMITTED]

     4.7 FAILURE TO MEET DEVELOPMENT REQUIREMENTS. The failure of Wyndgate to meet any of the development requirements set forth in this Section 4 in accordance with the Development Schedule shall constitute a material breach of this Agreement under Section 11 hereof, and, in addition to any and all other remedies available to it under this Agreement or otherwise at law or equity, ITXM shall be entitled, at its option, to recover from Wyndgate liquidated delay damages as follows:









                                   -7-

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[CONFIDENTIAL INFORMATION OMITTED]

ItxM acknowledges that the Development Schedule milestones set forth above are subject to changes required by the FDA or other governmental or regulatory agencies and may be extended in the event ITxM shall fail to timely complete its obligations with respect to the development of Project Specifications or completion of beta site testing.

     4.8 ACCOUNTING FOR ROYALTIES. Wyndgate shall collect License Fee Revenues for the sale, license or distribution of the Commercial CTS Software and any Products marketed by Wyndgate. Wyndgate shall maintain detailed and accurate records with respect to such License Fee Revenues and shall pay to ITxM royalties as set forth in Section 7 based on such License Fee Revenues received for Products.

Section 5 GRANT-BACK LICENSE IN COMMERCIAL CTS SOFTWARE AND PRODUCTS
          ----------------------------------------------------------

     5.1 GRANT-BACK LICENSE. Wyndgate hereby grants to ITxM and its Affiliates a non exclusive, perpetual, fully-paid license to use internally the Commercial CTS Software, Documentation and any other Product resulting from the development activities under this Agreement. Internal use shall include the use of the Commercial CTS Documentation, Software and other Products in the

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course of business for ITxM or its Affiliates and shall include copying rights for backup purposes.

     5.2 DEFINITIVE LICENSE AGREEMENT. Upon the completion of the development of the Commercial CTS Software and any other Product resulting from the development activities hereunder, Wyndgate and ITxM shall enter into a definitive software license agreement evidencing the license relationship set forth in Section 5.1 hereof and containing such other terms and conditions as are customary in license transactions of this type.

     5.3 MAINTENANCE SERVICES. Maintenance services to be provided by Wyndgate shall be described in the definitive license agreement and shall
be provided to ITxM at   [CONFIDENTIAL INFORMATION OMITTED]
Wyndgate shall have the right to increase such maintenance fee on an annual basis in an amount not to exceed the greater of (a) five percent (5%) or (b) the percentage change in the All Urban Consumer Index (CPI-U), U.S. Cities Average, All Items 1982-1948 = 100 percentage. In no event shall such maintenance fee (or any percentage increase therein) exceed [CONFIDENTIAL INFORMATION OMITTED]

     5.4 UPGRADES. Wyndgate shall provide, [CONFIDENTIAL INFORMATION OMITTED] copies of the first Upgrade to the Commercial CTS Software and such other Upgrades as are developed by Wyndgate [CONFIDENTIAL INFORMATION OMITTED]. Thereafter, ITxM will receive Upgrades to the Commercial CTS Software [CONFIDENTIAL INFORMATION OMITTED].

SECTION 6 DISTRIBUTION AND MARKETING ARRANGEMENTS
          ---------------------------------------

     6.1 WYNDGATE DETERMINATION OF MARKETING AND PRICING. Wyndgate shall own and have the exclusive worldwide right to market the Commercial CTS Software and Products. Wyndgate shall retain full discretion with respect to all decisions relating to distribution and marketing of the Commercial CTS Software and any Producer, including, without limitation, the determination to introduce or withdraw the Product, and the terms, conditions, and pricing of the Product, [CONFIDENTIAL INFORMATION OMITTED].

                                   -9-

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It is expressly acknowledged that (a) the sale, license or distribution of the PTS Software and PTS Documentation, the Commercial CTS Software or any other Product(s) [CONFIDENTIAL INFORMATION OMITTED].

     6.2 CONTINUING RIGHTS OF ITxM. ITxM shall retain all ownership of and full rights to continue use of the PTS Software and PTS Documentation or any enhancements thereto subject to the rights and licenses granted hereunder.

     6.3 CONSULTING OPPORTUNITIES. Wyndgate and ITxM acknowledge that ITxM's specialized knowledge and experience in the operation of a centralized transfusion system may be valuable in the promotion and marketing of the Commercial CTS Software. Wyndgate shall make ITxM and its Affiliates aware of opportunities to provide consulting services in connection with the operation of centralized transfusion systems. Additionally, ITxM shall make Wyndgate aware of opportunities for the promotion and sale of the Commercial CTS Software. In the event that ITxM or any Affiliate is engaged to perform consulting services initiated by Wyndgate, [CONFIDENTIAL INFORMATION OMITTED] ITxM shall provide Wyndgate within thirty (30) days following the end of each calendar quarter a report reflecting (i) the consulting fee and revenue received during such quarter and (ii) a calculation of the royalties accruing to Wyndgate. ITxM shall, upon written request once each calendar year, provide access to printed records with respect to applicable consulting fee revenues and royalties, during normal business hours, to an independent accounting organization chosen and compensated by Wyndgate for purposes of a confirming audit with respect to royalty payments.

SECTION 7  ROYALTIES AND PAYMENTS
           ----------------------

     7.1 OBLIGATION TO MAKE ROYALTY PAYMENT. In consideration of the rights in and licenses to the PTS Software and PTS Documentation granted by this Agreement, Wyndgate shall make the payments required by this Section 7.

     7.2 ROYALTIES. With respect to all transfers for value by Wyndgate of the Commercial CTS Software or any Products, ITxM shall be paid a royalty determined as a percentage of the License Fee Revenues accruing to Wyndgate with respect to such transfers. The royalty percentage shall be as reflected in Exhibit C

                                  -10-

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attached hereto. It is understood that Wyndgate may license copies of the
Commercial CTS Software or Products at volume discounts, promotion or special charges, dealer discounts, special bids, and other pricing arrangements and may increase or decrease any prices, charges, or fees relating to the Commercial CTS Software or any Product without notice to or approval of ITxM. Royalties shall [CONFIDENTIAL INFORMATION OMITTED]. Royalties accrued from each calendar quarter shall be paid to ITxM within thirty (30) days following the end of each such quarter.

     7.3 Reporting. Wyndgate shall provide to ITxM within thirty (30) days following the end of each calendar quarter a report reflecting (i) the number of copies of the Commercial CTS Software or other Products transferred during the preceding quarter, (ii) the License Fee Revenue accrued during such quarter and (iii) a calculation of the royalties accruing to ITxM.

     7.4 ROYALTY BASE CONFIRMATION. Wyndgate shall, upon written request once each calendar year, provide access to printed records with respect to applicable License Fee Revenues and royalties, during normal business hours, to an independent accounting organization chosen and compensated by ITxM for purposes of a confirming audit with respect to royalty payments.

SECTION 8  OWNERSHIP AND RIGHTS
           --------------------

     8.1 OWNERSHIP OF COMMERCIAL CTS SOFTWARE. All right, title and interest (including all patents, copyrights and other intellectual property rights) in the Commercial CTS Software or other Products to the extent comprising Derivative Works of the PTS Software and PTS Documentation shall be owned exclusively by Wyndgate. Nothing herein shall be construed to assign or transfer any intellectual property rights in the PTS Software or PTS Documentation, in which ITxM retains all right, title, and interest subject only to the rights and license granted hereunder

     8.2  ASSIGNMENT OF OWNERSHIP.   If ownership of all right, title, and
interest in the Commercial CTS Software or other Products to the extent comprising Derivative Works of the PTS Software and PTS Documentation, shall not otherwise be deemed vest exclusively in Wyndgate, ITxM, without additional compensation, agrees to assign and, upon creation thereof, automatically assigns to Wyndgate the ownership of all intellectual property rights in the Commercial CTS Software to the extent comprising Derivative Works of the PTS Software and PTS Documentation, together with all rights arising from such

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ownership, and Wyndgate shall have the right to register such rights in its own name.

     8.3 IMPROVEMENTS AND DISCOVERIES ARISING FROM COMMERCIAL CTS SOFTWARE WORK. Any new or improved idea, design, concept, or other invention made or developed solely by ITxM or jointly by ITxM and Wyndgate in the course of creation or adaptation of the Commercial CTS Software shall be promptly disclosed to Wyndgate and ITxM. [CONFIDENTIAL INFORMATION OMITTED].

     8.4 LICENSE-BACK TO ITXM. [CONFIDENTIAL INFORMATION OMITTED].

SECTION 9 WYNDGATE PERFORMANCE; LIMITATION OF LIABILITY
          ---------------------------------------------

     9.1 PERFORMANCE WARRANTY. Wyndgate warrants that the development services to be provided hereunder will be performed with due diligence and skill in a professional and workmanlike manner and in accordance with applicable professional standards. Wyndgate further warrants that the Commercial CTS Software and each Deliverable will conform substantially to the Specifications agreed to in writing by ITxM.

     9.2 LIMITATION OF LIABILITY. EXCEPT AS PROVIDED ABOVE IN SECTION 9.1 HEREOF, WYNDGATE MAKES NO OTHER WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. In no event shall Wyndgate be liable for consequential, exemplary or incidental damages (including, but not by way of limitation, lost profits or lost savings) even if Wyndgate has been advised of the possibility of such damages.

     9.3  DISCLAIMER OF ALL OTHER WARRANTIES AND REPRESENTATIONS.
ITxM DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE PTS SOFTWARE
OR PTS DOCUMENTATION OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE WHETHER OR NOT ITxM KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, ITxM EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON WITH

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

RESPECT TO THE PTS SOFTWARE OR PTS DOCUMENTS OR ANY PART THEREOF AND SHALL HAVE NO LIABILITY TO ANY PERSON BY REASON OF THE USE OF THE COMMERCIAL CTS SOFTWARE OR ANY PRODUCT OF WYNDGATE.


     10.1 ITxM INDEMNIFICATION. ITxM hereby agrees to indemnify and defend Wyndgate against all claims that the PTS Software or Documentation infringes any patent, copyright, trademark, or trade secret rights of a third party in the United States, and ITxM will pay all costs, damages, and attorney fees finally awarded by a court of competent jurisdiction arising from or in connection with any such claim. ITxM further agrees to submit to personal jurisdiction in any forum in which Wyndgate may be sued on any claim subject to indemnification. ITXM shall have no obligation to defend Wyndgate, or to pay any such costs, damages, and attorney fees for any claim based upon the combination, operation, or use of PTS Software with any programs or data not supplied by ITxM if such infringement would have been avoided by the combination, operation, or use of PTS Software without such particular programs or data.

     10.2 WYNDGATE INDEMNIFICATION. Wyndgate hereby agrees to indemnify and defend ITxM against (a) all claims of third parties fox damages, costs or losses resulting from or arising out of such third parties use of the Commercial CTS Software or any Product of Wyndgate, (b) all claim that the Commercial CTS Software infringes any patent, copyright, trademark, or trade secret rights of a third party in the United States, and Wyndgate will pay all costs, damages, and attorney fees finally awarded by a court of competent jurisdiction arising from or in connection with any such claim. Wyndgate further agrees to submit to personal jurisdiction in any forum in which ITXM may be sued on any claim subject to indemnification. Wyndgate shall have no obligation to defend ITxM, or to pay any such costs, damages, and attorney fees for any claim based upon the combination, operation, or use of the Commercial CTS Software with any programs or data not supplied by Wyndgate if such infringement would have been avoided by the combination, operation, or use of the Commercial CTS Software without such particular programs or data.

     10.3 CONDITIONS TO INDEMNIFICATION. The foregoing indemnities are conditioned on (a) prompt written notice of any claim or proceeding subject to indemnity; (b) reasonable cooperation by the indemnified party in the defense and settlement of such claim at the expense of the indemnifying party; and (c) prior written approval by the indemnifying party

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of any settlement, which approval shall not be unreasonably withheld.

SECTION 11  TERM AND TERMINATION
           ---------------------

     11.1 BASIC TERM AND RENEWALS. This Agreement shall be effective on the date hereof and shall remain in force until the scope of work related co the development of the Commercial CTS Software is completed unless terminated earlier pursuant to this Section 11.

     11.2 TERMINATION BY ITxM. This Agreement may be terminated by ITxM prior to its expiration upon the occurrence of any of the following events:

          (a) Upon fifteen (15) day's written notice by ITxM to Wyndgate upon the failure by Wyndgate to meet any performance or deliverable milestone identified in the Development Schedule;

          (b) In the event that Wyndgate shall breach any provision of this Agreement or default in the performance of its obligations hereunder, which breach or default shall not have been cured or waived in writing by ITxM within fifteen (15) days of receipt by Wyndgate of written notice from ITxM setting forth in detail the nature of such breach; or

          (c) Immediately, without the need for written notice or other action on the part of ITxM, in the event that a receiver or trustee shall be appointed over the whole or any part of the assets of Wyndgate, Wyndgate shall make an assignment for the benefit of creditors or declare its inability to pay its debts generally as they become due, or a petition shall be filed by or against Wyndgate initiating any bankruptcy or insolvency proceeding.

     11.3 TERMINATION BY WYNDGATE. This Agreement may be terminated by Wyndgate prior to its expiration upon the occurrence of any of the following events:

          (a) In the event that ITxM shall breach any provision of this Agreement or default in the performance of its obligations hereunder, which breach or default shall not have been cured or waived in writing by Wyndgate within fifteen (15) days of written notice from Wyndgate setting forth in detail the nature of such breach or default; or

          (b) Immediately without need for notice or other the part of Wyndgate, in the event that a receiver or

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trustee shall be appointed over the whole or any part of the assets of
ITxM, ITxM shall make an assignment for the benefit of creditors or declare its inability to pay its debts generally as they become due, or a petition shall be filed by or against ITxM initiating any bankruptcy or insolvency proceeding.

     11.4 OBLIGATIONS OF PARTIES FOLLOWING TERMINATION. Upon termination of this Agreement, Wyndgate shall inform ITxM of the extent to which performance has been completed through such termination date and collect and deliver to ITxM all work in progress including copies of the Code Documentation and all Specifications. Wyndgate agrees to wind up its work in a commercially reasonable manner in order to preserve the value of the work created prior to termination. Wyndgate shall use its best efforts to make the services of its employees available to ITxM on a consulting basis in order to facilitate the continued and further development of the Commercial CTS Software by another vendor selected by ITxM. Additionally, Wyndgate shall license or otherwise make available to ITxM all Development Tools utilized by Wyndgate in the performance of its development services hereunder including EDEN-OA(R).

     11.5 OBLIGATIONS TO CONTINUE FOLLOWING TERMINATION. The provisions of Sections 3.1, 5.1, 7, 10 and 12 hereof and the licenses granted hereunder shall survive termination of this Agreement and shall continue in full force and effect thereafter provided, however, that the license granted pursuant to Section 3.1 hereof shall terminate if the Agreement is terminated prior to completion of the Project Specifications Milestones set forth on the Development Schedule and shall otherwise be converted to a non-exclusive license on and after the effective date of such termination.

SECTION 12  CONFIDENTIAL INFORMATION
            ------------------------

     12.1 CONFIDENTIAL INFORMATION. Both parties acknowledge that, in the course of performing their respective obligations under this Agreement, they may have access to information which is proprietary and confidential to the disclosing party and which the disclosing party wishes to protect from public disclosure. For purposes of this Agreement, all proprietary software (including the PTS Software, PTS Documentation and the Commercial CTS Software), algorithms, and any information pertaining to the operations, patient information or files, products, and business plans of a party to this Agreement shall be deemed "Confidential Information," unless such information has been previously disclosed or is otherwise in the public domain.

     Both parties will hold such Confidential Information in confidence and not disclose it, except to their employees, clients, or representatives to whom disclosure is necessary to effect the purposes of this agreement and who are similarly bound to hold such information in confidence. In addition, each party shall use its best efforts to prevent inadvertent or unauthorized disclosure, publication, or other dissemination of any Confidential Information.

     12.2 PATIENT INFORMATION. The parties recognize ITXM and its Affiliates are engaged in the blood bank industry and that the information available within the offices of ITxM and its Affiliates is highly confidential and that its exposure could expose ITxM and its Affiliates to liability, and that such disclosure might also adversely effect donors to ITxM and its Affiliates, and that under certain circumstances, disclosure of such information by Wyndgate employees will expose such employees to criminal prosecution and/or civil liability for damages.

SECTION 13  MISCELLANEOUS
           --------------

     13.1 AMENDMENTS. This Agreement may be amended only by a writing signed by ITXM and Wyndgate and any such amendment shall be effective only to the extent specifically set forth in such writing.

     13.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

     13.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions.

     13.4 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto are an integral part hereof and all references herein to this Agreement shall include such Exhibits and Schedules.

     13.5 FURTHER ASSURANCES. The parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required by applicable governmental rules or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the intents and purposes of this Agreement.

     13.6 GOVERNING LAW. This Agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

     13.7 HEADINGS. All titles and headings in this Agreement are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions hereof.

     13.8 NOTICES. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

               (i) shall be in writing;

               (ii) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service (including, without limitation, "second day" express) or telecopier (with a copy sent by one of the foregoing means or first class U.S. mail), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

               (iii) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (A) a receipt executed by the addressee (or a responsible person in his or her office) or a notice to the effect that such addressee refused to accept such communication, if sent by messenger, U.S. mail or express delivery service, or (B) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the other by giving five business day's prior notice:

If to ITxM:                        If to Wyndgate:
----------                         --------------
The Institute for Transfusion      Global Med Technologies, Inc.
Medicine                           12600 West Colfax
3636 Boulevard of the Allies       Lakewood, CO 80215-3734
Pittsburgh, PA 15213               Attn: Joseph F. Dudziak
Attn: Nancy Bromall                Telecopier No.: (303) 238-3368

     13.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     13.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns.

     13.11 WAIVERS. The due performance or observance by the parties of their respective obligations hereunder shall not be waived, and the rights and remedies of the parties hereunder shall not be affected, by any course of dealing or performance or by any delay or failure of any party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations hereunder may be waived only by a writing signed by the party against whom enforcement of such waiver is sought and any such waiver shall be effective only to the extent specifically set forth in such writing.

     13.12 INDEPENDENT CONTRACTOR STATUS. Wyndgate is an independent contractor under this Agreement, and nothing herein shall be construed to create any partnership, joint venture, or agency relationship between the parties hereto. Neither party is granted authority under this Agreement to enter into agreements of any kind on behalf of the other, or to bind or obligate the other in any manner to any third party.

     IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below:

The Institute for Transfusion Medicine

By: /s/ NANCY BROMALL
   -----------------------------------

Title: EVP - CFO
      --------------------------------

Date: July 10, 1996
      --------------------------------

Global Med Technologies, Inc.
doing business as Wyndgate Technologies

By: /s/ JOSEPH F. DUDZIAK
   -----------------------------------

Title: President and COO
      --------------------------------

Date: July 12, 1996
      --------------------------------

                                                                  EXHIBIT A

                    PATIENT TRANSFUSION SERVICE
                        COMPUTER SYSTEM

                              For a
                  Centralized Transfusion Service


                INSTITUTE FOR TRANSFUSION MEDICINE
                   3636 BOULEVARD OF THE ALLIES
                      PITTSBURGH, PA 15213



The Institute for Transfusion Medicine.  All Rights Reserved. 1996

[CONFIDENTIAL INFORMATION OMITTED]

                           EXHIBIT B

                Institute for Transfusion Medicine
                  3636 Boulevard of the Allies
                     Pittsburgh, PA 15213

            Patient Transfusion Services (PTS) System
                         Deliverables
                         ------------
                  for Wyndgate Technologies
                  -------------------------

[CONFIDENTIAL INFORMATION OMITTED]

                Institute for Transfusion Medicine
                  3636 Boulevard of the Allies
                     Pittsburgh, PA 15213

                          PTS System
                          -----------
             Requirements for Outstanding Enhancements
             -----------------------------------------

[CONFIDENTIAL INFORMATION OMITTED]

                           EXHIBIT C

                      ROYALTY SCHEDULE(3)
                      -------------------

[CONFIDENTIAL INFORMATION OMITTED]

      Centralized Transfusion System Preliminary Development Plan

[CONFIDENTIAL INFORMATION OMITTED]

                           EXHIBIT E

                DESIGNATION OF REPRESENTATIVES
                ------------------------------

ItxM                Rich Sikon, Linda Hahn
Wyndgate            Bill Collard, Will Willman

                                                          The Institute
                                                          For Transfusion
                                                          Medicine

January 12, 1998

Mr. Joe Dudziak
President and COO
Global Med Technologies, Inc.
12600 West Colfax, Suite A500
Lakewood, CO 80215-3734

Dear Joe:

This letter confirms our earlier discussions regarding modifications of certain provisions of the DEVELOPMENT AGREEMENT ("agreement") made between ITxM and Global Med Technologies, Inc., dba Wyndgate Technologies, dated July 12, 1996, such modifications to be effective as of August 7, 1997.

Section 4.7 of the agreement provides for liquidated delay damages in the event that certain development milestones are not met. [CONFIDENTIAL INFORMATION OMITTED].

ITxM will waive imposition of the damage amounts that Wyndgate otherwise would be required to pay to ITxM as specified in the agreement with respect and limited to these particular delays only, in consideration of (1) additional maintenance services and upgrades, as specified in the following two paragraphs and (2) imposition of substitute liquidated delay damages provisions as specified in the third following paragraph.

Section 5.3 of the agreement specifies that maintenance services to be provided by Wyndgate will be described in the definitive license agreement. We have agreed that such maintenance services charges will begin
[CONFIDENTIAL INFORMATION OMITTED] and that charges for maintenance services will be [CONFIDENTIAL INFORMATION OMITTED], after which the rates specified in Section 5.3 will resume.

Section 5.4 of the agreement provides that Wyndgate will provide, [CONFIDENTIAL INFORMATION OMITTED], copies of the first Upgrade to the Commercial CTS software and any other upgrades [CONFIDENTIAL INFORMATION OMITTED]. We have agreed that this period [CONFIDENTIAL INFORMATION OMITTED], after which the [CONFIDENTIAL INFORMATION OMITTED] price provisions specified in Section 5.4 will apply.

Mr. Joe Dudziak
January 12, 1996
Page Two



Specified dates and liquidated delay damages in section 4.7 are revised as follows:

          System Test and Beta
          Test Plan Milestone           April 3, 1998       $500 per day

          Commercial CTS
          Development Project
          Milestone
          (completion of beta test)     July 17, 1998       $1,000 per day

ITxM appreciates the continuing commitment of Wyndgate to this project that is of vital importance to the future of both our organizations. Please indicate your agreement by executing both copies of this letter where indicated below, return one copy to me and retain the other for your records.

Sincerely,



/s/ NANCY L. BROMALL
Nancy L. Bromall
Executive Vice President
and Chief Financial Officer


Accepted and Agreed
By Global Med Technologies, Inc.

By: /s/ JOSEPH F. DUDZIAK
   ------------------------------
    President & COO

Date: 13 January 1998
     ----------------------------